AGREEMENT AND PLAN OF MERGER


         This Agreement and Plan of Merger is dated effective July 10, 1996 and is by and between Interlink Electronics, a California corporation ("Old Interlink") and Interlink Electronics, Inc., a Delaware corporation ("New Interlink").

         Old Interlink is an operating corporation engaged in the development, manufacture and sale of products incorporating force sensing resistors. New Interlink has been formed for the purpose of the merger contemplated hereby (the "Merger") and has no operations. It is contemplated that, at the Effective Time (defined below), Old Interlink will merge with and into New Interlink with the results set forth herein.

         In order to establish the terms on which Old Interlink will merge with and into New Interlink, with New Interlink to be the surviving corporation, the parties enter into this agreement.

    1.   Merger

         1.1  Merger of Old Interlink Into New Interlink

         Pursuant to the laws of the States of Delaware and California, and in accordance with this Agreement and Plan of Merger, at the Effective Time, Old Interlink shall be merged with and into New Interlink, with New Interlink being the surviving corporation. The outstanding equity securities of Old Interlink shall be converted into corresponding equity securities of New Interlink, as described in Section 1.4. The Merger is intended to qualify as a tax-free reorganization under Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended.

         1.2  "Effective Time" of Merger

         Old Interlink and New Interlink shall execute a Certificate of Merger, to be filed with the Secretary of State of the States of Delaware and California. The Merger shall take effect at the earliest time at which such Certificate of Merger has been filed in both Delaware and California.

         1.3  Effect of Merger

         At the Effective Time, Old Interlink shall be merged with and into New Interlink as provided by the Delaware General Corporation Law and the California General Corporation Law, the separate corporate existence of Old Interlink shall cease and all of Old Interlink and New Interlink shall be a single corporation subject to the Certificate of Incorporation and the Bylaws of New Interlink. The outstanding equity securities of Old Interlink shall be converted into corresponding equity securities of New Interlink as provided in Section 1.4.

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         1.4  Conversion of Shares

         The manner and basis of converting the equity securities of Old Interlink into shares of New Interlink shall be as follows:

              (a) Conversion of Common Stock of Old Interlink. Each share of common stock of Old Interlink ("Old Interlink Common") outstanding immediately before the Effective Time shall automatically cease to exist and be converted into and become one share of New Interlink common stock ("New Interlink Common").

              (b) Conversion of Common Stock Options of Old Interlink. Each option to purchase shares of common stock of Old Interlink outstanding immediately before the Effective Time ("Old Options") shall automatically cease to exist and be converted into and become an option to purchase the same number of shares of New Interlink Common ("New Options") in the manner and with the effect provided in the option agreements under which the Old Interlink options were issued.

              (c) Surrender of Certificates and Payment of Additional Consideration. After the Effective Time, each holder of Old Interlink Common or Old Options outstanding immediately before the Effective Time shall surrender for cancellation the certificate or certificates representing such shares to New Interlink or its designated agent. Such holder shall then be entitled to receive a certificate representing the shares of New Interlink Common or New Options, as the case may be, into which the securities represented by the surrendered certificates shall have been converted under Section 1.4(a) or (b).

              (d) Capital Stock of New Interlink Existing Before the Effective Time. At the Effective Time, all shares of common stock of New Interlink issued and outstanding prior to the Effective Time shall be canceled.

    2.   Closing

         The closing of the merger shall take place at the offices of New Interlink and Old Interlink, 546 Flynn Road, Camarillo, California 93012 at 10:00 a.m. on July 10, 1996 or at such other time and place agreed to by the parties.

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    3.   General

         3.1  Further Documents

         The parties agree to execute all such further instruments or documents as may be reasonably necessary to effectuate the purposes of this agreement.

         3.2  Counterparts

         This agreement may be executed in any number of counterparts and all executed counterparts will constitute one binding agreement.

                             INTERLINK ELECTRONICS


                             By: E. MICHAEL THOBEN, III
                                 -----------------------------------------
                                 E. Michael Thoben, III
                                 Chairman of the Board, President
                                 and Chief Executive Officer

                             Executed July 10, 1996


                             INTERLINK ELECTRONICS, INC.


                             By: E. MICHAEL THOBEN, III
                                 -----------------------------------------
                                 E. Michael Thoben, III
                                 Chairman of the Board, President
                                 and Chief Executive Officer

                             Executed July 10, 1996

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